Exhibit 10.4

English translation

Power of Attorney

This Power of Attorney (hereinafter referred to as this “Agreement”) was concluded and signed in China on October 31, 2018 by and between:

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Party B: [Name of Shareholder]

Address: [Address]

In this Agreement, Party A and Party B shall hereinafter be referred to individually as a “Party” and collectively the “Parties”.

Whereas,

Party B holds [Percentage]% of the equity interest of Beijing Wuxin Technology Co., Ltd. (the “Company”) (“Party B’s Equity Interest”).

Now therefore, the Parties hereto have reached agreement as follows through consultation:

In respect of Party B’s Equity Interest, Party B hereby irrevocably authorizes Party A to exercise the following rights during the term of this Agreement:

Party A is hereby authorized as Party B’s sole agent and authorized person to act on behalf of Party B in all matters relating to Party B’s Equity Interest, including but not limited to: 1) attending the shareholders’ meetings of the Company; 2) exercising all shareholders’ rights and voting rights enjoyed by Party B in accordance with the Chinese laws and the articles of association, including but not limited to the right to sell, transfer, pledge or dispose of Party B’s Equity Interest in whole or in part; and 3) on behalf of Party B, designating and appointing the Company’s legal representative (chairman), directors, supervisors, CEO and other senior management personnel.

Without limiting the generality of the powers granted under this Agreement, Party A shall have the power and authority under this Agreement to sign the Transfer Contracts on behalf of Party B as contemplated in the Exclusive Option Contract (to which Party B shall be required to be a party) and perform the terms of the Equity Interest Pledge Contract and the Exclusive Option Contract signed by Party B as a party on the same day as this Agreement.

All acts of Party A in connection with Party B’s Equity Interest shall be deemed as party B’s own acts, and all documents signed in connection with Party B’s Equity Interest by Party A shall be deemed to be signed by Party B. Party B hereby acknowledges and approves such acts and/or documents of Party A.

Party A shall have the right, in its sole discretion, to sublicense or transfer its rights in relation to the above matters to any other person or entity without prior notice to or consent of Party B.

During the period when Party B is a shareholder of the Company, this Agreement and the authorizations hereunder, as interests attached, shall be irrevocable and continue in effect from the date of execution hereof.

During the term of this Agreement, Party B hereby waives all rights in connection with Party B’s Equity Interest that have been authorized to Party A through this Agreement and shall not exercise such rights on its own.

Any dispute arising from the interpretation and performance of this Agreement shall first be settled by the Parties through consultation in good faith. If the Parties fail to reach an agreement on the settlement of the dispute within 30 days after either Party requests the other Party to settle the dispute through consultation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration shall take place in Beijing and the language of arbitration shall be Chinese. The arbitral award shall be final and binding upon the Parties.

This Agreement shall be made in Chinese in duplicate with each party holding one copy respectively, which shall have the same legal effect.

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No text below and the Signature Page of the Power of Attorney

Party A: Beijing Yueke Technology Co., Ltd. (Seal)

[Company seal is affixed]

Legal Representative:	/s/ WANG Ying

Party B: [Name of Shareholder] (Seal)

[Company seal is affixed]

Managing Partner:	/s/ WANG Ying

Schedule of Material Differences

One or more persons executed Power of Attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Shareholder	Address of Shareholder	% of Shareholder’s Equity Interest in the VIE
1.	Beijing Wuxin Technology Center (Limited Partnership)	Room 207-055, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing	86.77%
2.	Tianjin Wuxin Technology Partnership (Limited Partnership)	Room 249-18, Building 13, No.2 Hongwang Road, E-commerce Industrial Park, Wuqing District, Tianjin (Centralized Office Area)	13.23%